Exhibit 99.1

Personalis Reports Fourth Quarter and Full Year 2019 Financial Results

MENLO PARK, Calif. – March 25, 2020 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer, today reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Full Year 2019 Highlights

•

Reported record revenues of $18.2 million in the fourth quarter and $65.2 million for the full year of 2019, representing a 38% and 73% increase versus $13.2 million in the fourth quarter and $37.8 million for the full year 2018

•	A total of 19 different customers placed orders for NeXT during 2019, with 9 of those customers placing their orders in the fourth quarter of 2019

•	Launched NeXT Dx Test, a diagnostic test for biopharmaceutical customers to utilize in clinical trials

“We are encouraged by the customer adoption and ramp of new orders for our NeXT platform, with orders exceeding revenues once again this quarter,” said John West, Chief Executive Officer. “With the recent uptick in orders, as well as our broadening product offerings, which now includes diagnostic capabilities and with our liquid biopsy to be launched with customers this year, we expect revenues from biopharmaceutical customers to grow increasingly through the latter half of 2020.”

Fourth Quarter 2019 Financial Results

Revenues were $18.2 million in the three months ended December 31, 2019, up 38% from $13.2 million in the same period of the prior year.  Fourth quarter revenue growth was driven by an increase in volume for testing and analytical services provided to the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP).  In the fourth quarter, the VA MVP accounted for $13.8 million, or 76%, of revenues and the remaining $4.4 million, or 24%, was from biopharmaceutical and all other customers.

Gross margin was 36.2% for the three months ended December 31, 2019, compared with 36.7% in the same period of the prior year.

Operating expenses were $13.8 million for the three months ended December 31, 2019, compared with $8.0 million in the same period of the prior year.

Net loss was $6.6 million for the three months ended December 31, 2019 and net loss per share was $0.21 based on a weighted-average basic and diluted share count of 31.2 million, compared with a net loss of $3.6 million and a net loss per share of $1.16 on a weighted-average basic and diluted share count of 3.1 million in the same period of the prior year.

Cash, cash equivalents, and short-term investments were $128.3 million as of December 31, 2019.

Full Year 2019 Financial Results

Revenues were $65.2 million in the year ended December 31, 2019, up 73% from $37.8 million in 2018.  Revenue growth was driven by an increase in volume for testing and analytical services provided to the VA MVP.  In 2019, the VA MVP accounted for $43.5 million, or 67%, of revenues and the remaining $21.7 million, or 33%, was from biopharmaceutical and all other customers.

Gross margin was 33.9% for the year ended December 31, 2019, compared with 31.3% in 2018.

Operating expenses were $44.5 million for the year ended December 31, 2019, compared with $25.6 million in 2018.

Net loss was $25.1 million for the year ended December 31, 2019 and net loss per share was $1.39 based on a weighted-average basic and diluted share count of 18.0 million, compared with a net loss of $19.9 million and a net loss per share of $6.49 on a weighted-average basic and diluted share count of 3.1 million in 2018.

Outlook and COVID-19

Due to uncertainty surrounding the COVID-19 pandemic, Personalis is withdrawing previous 2020 guidance and will provide an updated outlook for 2020 during its first quarter earnings announcement and press release, to the extent practicable, based on available information at that time.

Webcast and Conference Call Information

Personalis will host a conference call to discuss the fourth quarter financial results after market close on Wednesday, March 25, 2020 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using conference ID: 3623198. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a growing cancer genomics company transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The Personalis ImmunoID NeXT PlatformTM is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. Personalis also provides genomic information to the VA Million Veterans Program as part of their goal to sequence over a million veteran genomes. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,”

“should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers; whether orders for the NeXT platform and revenues from biopharmaceutical customers will increase; the timing of tissue sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; the evolution of cancer therapies and market adoption of our services; our expectations regarding future performance, including 2020 revenues; and the COVID-19 pandemic, which may significantly impact our business and operations, the business and operations of our customers, our ability to access capital and the value of our common stock.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, that will be filed following this earnings release.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  We undertake no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenues	$18,154	$13,157	$65,207	$37,774
Costs and expenses
Costs of revenues	11,589	8,328	43,127	25,969
Research and development	7,373	4,281	22,418	14,304
Selling, general and administrative	6,388	3,696	22,080	11,271
Total costs and expenses	25,350	16,305	87,625	51,544
Loss from operations	(7,196)	(3,148)	(22,418)	(13,770)
Interest income	580	78	1,620	293
Interest expense	—	(244)	(1,133)	(1,894)
Loss on debt extinguishment	—	-	(1,704)	(4,658)
Other (expense) income, net	(25)	(239)	(1,440)	150
Loss before income taxes	(6,641)	(3,553)	(25,075)	(19,879)
Provision for income taxes	(4)	(2)	(9)	(7)
Net loss	$(6,645)	$(3,555)	$(25,084)	$(19,886)
Net loss per share, basic and diluted	$(0.21)	$(1.16)	$(1.39)	$(6.49)
Weighted-average shares outstanding, basic and diluted	31,205,546	3,066,365	18,011,470	3,063,157

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
VA MVP	$13,754	$6,129	$43,545	$18,601
All other customers	4,400	7,028	21,662	19,173
Total	$18,154	$13,157	$65,207	$37,774

PERSONALIS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$55,046	$19,744
Short-term investments	73,243	—
Accounts receivable, net	3,300	4,457
Inventory and other deferred costs	4,606	3,432
Prepaid expenses and other current assets	3,383	1,926
Total current assets	139,578	29,559
Property and equipment, net	14,106	11,452
Operating lease right-of-use assets	1,845	—
Other long-term assets	1,762	659
Total assets	$157,291	$41,670
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,337	$6,565
Accrued and other current liabilities	6,648	3,392
Contract liabilities	35,977	42,897
Short-term debt	—	4,996
Total current liabilities	49,962	57,850
Redeemable convertible preferred stock warrant liability	—	683
Other long-term liabilities	639	121
Total liabilities	50,601	58,654
Commitments and Contingencies
Redeemable convertible preferred stock	—	89,404
Stockholders’ equity (deficit)
Common stock, $0.0001 par value — 200,000,000 shares authorized and 31,243,029 shares issued and outstanding as of December 31, 2019; 102,700,000 shares authorized and 3,085,307 shares issued and outstanding as of December 31, 2018	3	1
Additional paid-in capital	247,282	9,131
Accumulated other comprehensive loss	(6)	(15)
Accumulated deficit	(140,589)	(115,505)
Total stockholders’ equity (deficit)	106,690	(106,388)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$157,291	$41,670